As Filed With the Securities and Exchange Commission on August 6, 2007
                                     Registration Statement No. __________
_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT of 1933

                          BION ENVIRONMENTAL TECHNOLOGIES, INC.
                    -----------------------------------------
                    (Exact Name of Registrant in its Charter)

          Colorado                                84-1176672
-------------------------------       ------------------------------------
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

             641 Lexington Ave., 17th Floor, New York, New York 10022
                                (212) 758-6622
             --------------------------------------------------------
               (Address and telephone number of principal executive
                       offices and principal place of business)

                       BION ENVIRONMENTAL TECHNOLOGIES, INC.
                          2006 CONSOLIDATED INCENTIVE PLAN
                       -------------------------------------
                            (Full title of plan)

                          Mark A. Smith, President
                     Bion Environmental Technologies, Inc.
              641 Lexington Ave., 17th Floor, New York, NY 10022
                              (212) 758-6622
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copy to:

                             Russell K Bean, Esq.
                               Krys Boyle, P.C.
                  600 Seventeenth Street, Suite 2700 South
                           Denver, Colorado  80202
                              (303)  893-2300

                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                  Proposed       Proposed
                                  Maximum        Maximum
Title of Class of                 Offering       Aggregate      Amount of
Securities to be   Amount to be   Price          Offering       Registration
Registered         Registered     Per Share      Price          Fee
----------------------------------------------------------------------------
Common Stock,      1,813,333      $ 3.28 (1)  $5,947,732.24(1)  $  182.60
No Par Value

Common Stock,      1,386,667      $ 3.25 (2)  $4,506,667.75(2)  $  138.35
No Par Value                                                    ---------
                                                         Total  $  320.95
----------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of registration fee based on the weighted average exercise prices of options outstanding under the 2006 Consolidated Incentive Plan of $3.28.

(2) Based on the closing price of Registrant's Common Stock on the OTC Bulletin Board on August 1, 2007, of $3.25.



                                    PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission are incorporated in this Registration Statement:

     1. Amendment No. 4 to the Form 10-SB filed with the Commission on May 11, 2007.

     2. Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2006 and March 31, 2007.

     3. Current Reports on Form 8-K filed on March 9, 2007, April 3, 2007, April 20, 2007, May 23, 2007, June 6, 2007 and June 18, 2007.

     4.  Description of Company's Common Stock, no par value, as set forth in
Item 8 of Amendment No. 4 to the Company's Registration Statement on Form 10-SB filed on May 11, 2007.

     5. All documents filed by the Company, subsequent to the date of this Registration Statement, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein.

Item 4.  Description of Securities.  Not applicable.

Item 5. Interests of Named Experts and Counsel.  Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Articles of Incorporation and the Bylaws provide that we may indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he reasonably believed to be in our best interest and is a party to such actions by reason of his status as an officer or director. To date, we have never provided such indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.  Not applicable.






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Item 8.  Exhibits.

Exhibit
Number    Description                       Location
-------   -----------                       ---------

 5.1      Opinion of Krys Boyle, P.C.
          regarding legality                Filed herewith electronically.

23.1      Consent of GHP Horwath, P.C.      Filed herewith electronically.

23.2      Consent of Krys Boyle, P.C.       (Contained in Exhibit 5.1)


Item 9.  Undertakings.

     The undersigned small business issuer hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) For purposes of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;




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         iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer;
               and

         iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



























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                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Small Business Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 6th day of August, 2007.

                                     BION ENVIRONMENTAL TECHNOLOGIES, INC.



                                     By:/s/ Mark A. Smith
                                        Mark A. Smith, President (Chief
                                        Executive Officer) and Interim Chief
                                        Financial Officer (Principal
                                        Financial and Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                           Title                   Date
      ---------                           -----                   ----


/s/ Mark A. Smith                       Director             August 6, 2007
Mark A. Smith


/s/ Jere Northrop                       Director             August 5, 2007
Jere Northrop


/s/ Jon Northrop                        Director             August 4, 2007
Jon Northrop














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